Exhibit 99.1

Avalo Therapeutics Announces One-for-Twelve Reverse Stock Split

WAYNE, PA AND ROCKVILLE, MD, July 06, 2022 — Avalo Therapeutics, Inc. (Nasdaq: AVTX) today announced a one-for-twelve reverse stock split of the Company’s common stock, par value $0.001, which will be effective at 5:00 pm Eastern Time tomorrow, July 7, 2022. The Company’s common stock will trade on the Nasdaq Capital Market on a split-adjusted basis beginning on July 8, 2022, under the Company’s existing trading symbol “AVTX”.

The Company is implementing the reverse stock split as planned to increase the per share price of its common stock to regain compliance with the listing requirements of the Nasdaq Capital Market. The new CUSIP number following the reverse stock split will be 05338F207.

The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage ownership interest in the Company, except to the extent that the reverse stock split results in any of the Company’s stockholders owning a fractional share as described below.

The reverse stock split will reduce the number of shares of common stock issued and outstanding from approximately 112,868,677 to approximately 9,405,724. No fractional shares will be issued in connection with the reverse stock split. Each stockholder who would otherwise be entitled to receive a fraction of a share of the Company’s common stock will instead receive one whole share of common stock.

As of the effective date of the reverse stock split, the number of shares of common stock available for issuance under the Company’s equity incentive plans and issuable upon the exercise of stock options and warrants outstanding immediately prior to the reverse stock split will be proportionately affected by the reverse stock split. The exercise prices of the Company’s outstanding options and warrants will be adjusted in accordance with their respective terms.

There will be no change to the number of authorized shares or the par value per share.

American Stock Transfer & Trust Company, LLC (“AST”) is acting as the exchange agent for the reverse stock split and will provide instructions to stockholders of record regarding the reverse stock split. AST will be issuing, automatically and without the need for stockholder action, all of the post-split shares in paperless, “book-entry” form, and AST will hold the shares in an account set up for the stockholder. Stockholders who currently hold certificates need not exchange their certificates to receive their “book-entry” accounts at AST; those current certificates do not need to be submitted to AST for exchange in order to receive the “book-entry” accounts. Those stockholders holding common stock in “street name” will receive instructions from their brokers.

About Avalo Therapeutics
Avalo Therapeutics is a leading clinical-stage precision medicine company that discovers, develops, and commercializes targeted therapeutics for patients with significant unmet clinical need in immunology and rare genetic diseases. The Company has built a diverse portfolio of innovative therapies to deliver meaningful medical impact for patients in urgent need. The Company’s clinical candidates commonly have a proven mechanistic rationale, biomarkers and/or an established proof-of-concept to expedite and increase the probability of success.

For more information about Avalo, please visit www.avalotx.com.

Forward-Looking Statements
This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Avalo’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Avalo’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “might,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: the development of product candidates or products; timing and success of trial results and regulatory review; potential attributes and benefits of product candidates; the future financial and operational outlook; and other statements that are not historical. These statements are based upon the current beliefs and expectations of Avalo’s management but are subject to significant risks and uncertainties, including: risks relating to the effectiveness of the reverse stock split; risks relating to the effect of the reverse stock split on the Company’s stock price; Avalo's cash position and the potential need for it to raise additional capital; drug development costs, timing and other risks, including reliance on investigators and enrollment of patients in clinical trials, which might be slowed by the COVID-19 pandemic; reliance on key personnel, including as a result of recent management changes; regulatory risks; general economic and market risks and uncertainties, including those caused by the COVID-19 pandemic and tensions in Ukraine; and those other risks detailed in Avalo’s filings with the SEC. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Avalo expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Avalo’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For media and investor inquiries
Christopher Sullivan, CFO
Avalo Therapeutics, Inc.
ir@avalotx.com
410-803-6793

or

Chris Brinzey
ICR Westwicke
Chris.brinzey@westwicke.com
339-970-2843
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